Exhibit 99

CACI Reports Results for Its Fiscal 2017 Second Quarter

Record second quarter revenue of $1.06 billion, up 27.3 percent

Net income of $42.4 million, up 39.3 percent

Cash from operations of $77.6 million

Contract awards of $1.6 billion

Raises FY17 annual guidance

ARLINGTON, Va.--(BUSINESS WIRE)--February 1, 2017--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, announced results today for its second fiscal quarter ended December 31, 2016.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “We had excellent operational, financial and business development execution in the second quarter. Our NSS acquisition continues to perform well and is fully integrated into CACI. Our performance in the first half of this year gives us confidence to raise our top and bottom line guidance for FY17.”

Second Quarter Results

(in millions except per-share data)	Q2, FY17	Q2, FY16	% Change
Revenue	$1,057.5	$830.4	27.3%
Operating income	$80.3	$55.5	44.6%
Net income	$42.4	$30.5	39.3%
Diluted earnings per share	$1.69	$1.23	37.7%

Revenue for the second quarter of Fiscal Year 2017 (FY17) increased compared to the second quarter of Fiscal Year 2016 (FY16), driven primarily by revenue of $260 million from the NSS acquisition. The higher operating income was due to the NSS contribution, program performance, and the absence of one-time acquisition-related expenses which occurred in the second quarter of FY16. The increase in net income was due to the factors noted above. Cash provided by operations in the quarter was $77.6 million.

Additional Financial Metrics

	Q2, FY17	Q2, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$98.8	$70.4	40.3%
Diluted adjusted earnings per share, a non-GAAP measure	$2.30	$1.72	33.7%
Days sales outstanding	60	60

Second Quarter Awards, Contract Funding Orders, and Other Highlights

Our contract awards in the quarter were $1.6 billion, which excludes ceiling values of multi-award indefinite delivery, indefinite quantity (IDIQ) contracts. Approximately 85 percent of our awards were for new business (which includes modifications and extensions).

Key awards during the quarter included:

  A task order with a ceiling value of $1.77 billion to provide deployable analytical operations, integrated intelligence, and training services to the Joint Improvised-Threat Defeat Organization (JIDO). The five-year award, won under the OASIS contract vehicle, represents new work for CACI in its Intelligence Services market area. The anticipated spend is estimated at $875.6 million which the company recorded as an increase to its total backlog.
  A $140 million prime contract to provide global logistics support services for the U.S. Fleet Forces Command’s Naval Forces Logistics Support/Training Services program. The five-year contract represents continuing business in CACI’s Logistics and Material Readiness market area.
  A $79 million task order to support the U.S. Army Intelligence and Information Warfare Directorate’s Innovative Intelligence Solutions and Systems Engineering Support program. The three-year award, won under the TIES contract vehicle, represents continuing work in CACI’s Intelligence Systems and Support market area.
  A $31 million task order to support modeling and simulation technology for the U.S. Army’s Night Vision and Electronic Sensors Directorate. The three-year award, won under the R2-3G contract vehicle, represents new business in CACI’s Surveillance and Reconnaissance market area.
  A $26 million task order with the Space and Naval Warfare Systems Center Atlantic to provide DoD travel call center support services. The three-year, seven-month contract, won under the ITES-2S contract vehicle, represents continuing work in CACI’s Business Systems market area.
  A prime position on a multiple-award IDIQ contract with a $6 billion ceiling value to provide IT, technical, and management expertise for the Defense Logistics Agency’s Information Operations Office (J6), program offices, and other DoD agencies. The eight-year J6 Enterprise Technology Services contract positions CACI for new work in its Business Systems, Enterprise IT, and Cyber Security market areas.
  A prime position on a multiple-award IDIQ contract with a ceiling value of $192 million to provide training and curriculum development to the Naval Education and Training Command. The six-year contract represents new work for CACI in its Logistics and Material Readiness market area.
  A prime position on a $92 million multiple-award IDIQ contract to provide a range of operations support solutions for the Space and Naval Warfare Systems Center Pacific. The two-year contract represents new work for CACI in its Surveillance and Reconnaissance market area.

Contract funding orders in the second quarter were $752 million. Our total backlog at December 31, 2016 was $11.6 billion compared with $11.0 billion at the end of the fourth quarter of FY16. Funded backlog at December 31, 2016 was $2.0 billion compared with $2.3 billion at June 30, 2016.

Other highlights in the quarter included:

  CACI earned enterprise-wide certification for the International Organization for Standardization (ISO) 27001 credential for information security policies and practices, providing independent verification that CACI’s internal corporate IT infrastructure and information security policies and practices adhere to industry best practices. This is the second enterprise-wide ISO credential the company has received, having been certified for the ISO 9001:2015 quality management credential in May 2016.
  CACI received the SmartCEO GovStar Industry Star award in the large company category, recognizing the significant contributions CACI has made to the government contracting industry through mentoring, business partnerships, philanthropy, advocacy, and dedication providing solutions and services that help safeguard the nation and support its customers’ critical missions.
  CACI was selected for the Amazon Web Services (AWS) Public Sector Partner Program, recognizing CACI’s strong overall AWS practice experience and readiness to support government, education, and/or non-profit customer missions. The selection builds upon CACI’s work providing customers with comprehensive, rapid, and agile cloud services and solutions and enhances the company’s presence across all its market areas.
  CACI was named a Top Workplace in Austin by The Austin American-Statesman and in Memphis by The Memphis Commercial Appeal. These rankings are based on employee feedback surveys.

Six Months Results

(in millions except per-share data)	Six Months, FY17	Six Months, FY16	% Change
Revenue	$2,130.8	$1,652.9	28.9%
Operating income	$149.9	$120.0	24.9%
Net income	$79.1	$65.1	21.5%
Diluted earnings per share	$3.16	$2.63	20.3%

Revenue in the first half of FY17 increased compared to the year earlier period due to the NSS acquisition. Operating and net income increased due to the NSS acquisition, program performance, and the absence of one-time acquisition-related expenses which occurred in the second quarter of FY16. Net cash provided by operations in the first half of FY17 was $135 million.

Additional Financial Metrics

	Six Months, FY17	Six Months, FY16	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$187.0	$149.7	24.9%
Diluted adjusted earnings per share, a non-GAAP measure	$4.37	$3.59	21.8%

CACI Raises Its FY17 Guidance

We are raising our FY17 guidance we issued on October 26, 2016. The table below summarizes our FY17 guidance and represents our views as of February 1, 2017:

(In millions except for tax rate and earnings per share)	Current Fiscal Year 2017 Guidance	Previous Fiscal Year 2017 Guidance
Revenue	$4,150 - $4,300	$4,050 - $4,250
Net income	$155 - $162	$150 - $160
Effective corporate tax rate	37.5%	37.5%
Diluted earnings per share	$6.18 - $6.45	$5.98 - $6.37
Diluted weighted average shares	25.1	25.1

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, February 2, 2017 during which members of our senior management team will be making a brief presentation focusing on second quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-888-317-6016, confirmation code CACI International. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap600 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 20,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change as a result of transitioning to a new presidential administration that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Revenue	$1,057,530	$830,437	27.3%	$2,130,810	$1,652,879	28.9%
Costs of revenue
Direct costs	705,321	547,140	28.9%	1,433,542	1,084,564	32.2%
Indirect costs and selling expenses	253,822	213,144	19.1%	511,160	418,844	22.0%
Depreciation and amortization	18,132	14,670	23.6%	36,195	29,481	22.8%
Total costs of revenue	977,275	774,954	26.1%	1,980,897	1,532,889	29.2%
Operating income	80,255	55,483	44.6%	149,913	119,990	24.9%
Interest expense and other, net	12,325	8,180	50.7%	24,814	17,362	42.9%
Income before income taxes	67,930	47,303	43.6%	125,099	102,628	21.9%
Income taxes	25,510	16,851	51.4%	46,016	37,544	22.6%
Net income	$42,420	$30,452	39.3%	$79,083	$65,084	21.5%

Basic earnings per share	$1.74	$1.26	38.5%	$3.25	$2.69	20.8%
Diluted earnings per share	$1.69	$1.23	37.7%	$3.16	$2.63	20.3%

Weighted average shares used in per share computations:
Basic	24,387	24,246		24,363	24,227
Diluted	25,069	24,786		24,998	24,754

Statement of Operations Data (Unaudited)
	Quarter Ended			Six Months Ended
	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Operating income margin	7.6%	6.7%		7.0%	7.3%
Tax rate	37.6%	35.6%		36.8%	36.6%
Net income margin	4.0%	3.7%		3.7%	3.9%

Adjusted EBITDA*	$98,793	$70,439	40.3%	$187,032	$149,708	24.9%
Adjusted EBITDA Margin	9.3%	8.5%		8.8%	9.1%

Adjusted net income*	$57,777	$42,714	35.3%	$109,299	$88,884	23.0%
Diluted adjusted earnings per share	$2.30	$1.72	33.7%	$4.37	$3.59	21.8%

*	See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 11.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	12/31/2016	6/30/2016
ASSETS:
Current assets
Cash and cash equivalents	$72,650	$49,082
Accounts receivable, net	717,721	803,817
Prepaid expenses and other current assets	69,679	68,939
Total current assets	860,050	921,838

Goodwill and intangible assets, net	2,825,778	2,860,715
Property and equipment, net	86,406	81,362
Other long-term assets	124,931	123,426
Total assets	$3,897,165	$3,987,341

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$67,456	$53,965
Accounts payable	39,293	95,270
Accrued compensation and benefits	212,480	228,362
Other accrued expenses and current liabilities	179,705	187,579
Total current liabilities	498,934	565,176

Long-term debt, net of current portion	1,292,348	1,402,079
Other long-term liabilities	409,924	412,773
Total liabilities	2,201,206	2,380,028

Shareholders' equity	1,695,959	1,607,313
Total liabilities and shareholders' equity	$3,897,165	$3,987,341

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended
	12/31/2016	12/31/2015
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income	$79,083	$65,084
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	36,195	29,481
Amortization of deferred financing costs	2,252	1,152
Loss on disposal of fixed assets	975	-
Stock-based compensation expense	10,557	8,473
Provision for deferred income taxes	5,081	12,045
Equity in earnings from unconsolidated ventures	(103)	(98)
Changes in operating assets and liabilities net of effect of business acquisitions
Accounts receivable, net	71,080	35,216
Prepaid expenses and other assets	1,649	(7,170)
Accounts payable and accrued expenses	(58,873)	11,870
Accrued compensation and benefits	(15,339)	(16,998)
Income taxes receivable and payable	(391)	(2,768)
Other liabilities	3,184	(647)
Net cash provided by operating activities	135,350	135,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21,826)	(7,642)
Purchases of businesses, net of cash acquired	(5,605)	(15,578)
Proceeds from net working capital refund of acquired business	13,619	-
Proceeds from equity method investments	4,681	-
Other	1,051	(684)
Net cash used in investing activities	(8,080)	(23,904)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under credit facilities	(98,491)	(74,494)
Proceeds from employee stock purchase plans	2,262	1,577
Repurchases of common stock	(2,243)	(1,689)
Payment of taxes for equity transactions	(3,632)	(2,560)
Other	-	451
Net cash used in financing activities	(102,104)	(76,715)
Effect of exchange rate changes on cash and cash equivalents	(1,598)	(1,388)
Net increase in cash and cash equivalents	23,568	33,633
Cash and cash equivalents, beginning of period	49,082	35,364
Cash and cash equivalents, end of period	$72,650	$68,997

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Department of Defense	$684,673	64.8%	$543,716	65.5%	$140,957	25.9%
Federal Civilian Agencies	308,053	29.1%	232,773	28.0%	75,280	32.3%
Commercial and other	64,804	6.1%	53,948	6.5%	10,856	20.1%
Total	$1,057,530	100.0%	$830,437	100.0%	$227,093	27.3%

	Six Months Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Department of Defense	$1,376,876	64.6%	$1,087,235	65.8%	$289,641	26.6%
Federal Civilian Agencies	621,846	29.2%	458,196	27.7%	163,650	35.7%
Commercial and other	132,088	6.2%	107,448	6.5%	24,640	22.9%
Total	$2,130,810	100.0%	$1,652,879	100.0%	$477,931	28.9%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Cost reimbursable	$495,080	46.8%	$394,425	47.5%	$100,655	25.5%
Fixed price	361,141	34.2%	288,883	34.8%	72,258	25.0%
Time and materials	201,309	19.0%	147,129	17.7%	54,180	36.8%
Total	$1,057,530	100.0%	$830,437	100.0%	$227,093	27.3%

	Six Months Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Cost reimbursable	$1,029,662	48.3%	$782,423	47.3%	$247,239	31.6%
Fixed price	704,454	33.1%	578,184	35.0%	126,270	21.8%
Time and materials	396,694	18.6%	292,272	17.7%	104,422	35.7%
Total	$2,130,810	100.0%	$1,652,879	100.0%	$477,931	28.9%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Prime	$984,642	93.1%	$758,336	91.3%	$226,306	29.8%
Subcontractor	72,888	6.9%	72,101	8.7%	787	1.1%
Total	$1,057,530	100.0%	$830,437	100.0%	$227,093	27.3%

	Six Months Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Prime	$1,981,099	93.0%	$1,500,914	90.8%	$480,185	32.0%
Subcontractor	149,711	7.0%	151,965	9.2%	(2,254)	-1.5%
Total	$2,130,810	100.0%	$1,652,879	100.0%	$477,931	28.9%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2016	12/31/2015	$ Change	% Change
Contract Funding Orders	$751,703	$541,358	$210,345	38.9%
	Six Months Ended
(dollars in thousands)	12/31/2016	12/31/2015	$ Change	% Change
Contract Funding Orders	$1,914,594	$1,669,834	$244,760	14.7%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Direct labor	$324,485	46.0%	$259,835	47.5%	$64,650	24.9%
Other direct costs	380,836	54.0%	287,305	52.5%	93,531	32.6%
Total direct costs	$705,321	100.0%	$547,140	100.0%	$158,181	28.9%

	Six Months Ended
(dollars in thousands)	12/31/2016		12/31/2015		$ Change	% Change
Direct labor	$659,413	46.0%	$530,299	48.9%	$129,114	24.3%
Other direct costs	774,129	54.0%	554,265	51.1%	219,864	39.7%
Total direct costs	$1,433,542	100.0%	$1,084,564	100.0%	$348,978	32.2%

Selected Financial Data (Continued)

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share, all of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization, and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. We define Adjusted Net Income as GAAP net income plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and earnout adjustments, net of related tax effects. We believe Adjusted Net Income is an important measure of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported. Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Net income	$42,420	$30,452	39.3%	$79,083	$65,084	21.5%
Plus:
Income taxes	25,510	16,851	51.4%	46,016	37,544	22.6%
Interest income and expense, net	12,325	8,327	48.0%	24,918	17,460	42.7%
Depreciation and amortization	18,132	14,670	23.6%	36,195	29,481	22.8%
Earnout adjustments	406	139	192.1%	820	139	489.9%
Adjusted EBITDA	$98,793	$70,439	40.3%	$187,032	$149,708	24.9%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Revenue, as reported	$1,057,530	$830,437	27.3%	$2,130,810	$1,652,879	28.9%
Adjusted EBITDA	$98,793	$70,439	40.3%	$187,032	$149,708	24.9%
Adjusted EBITDA margin	9.3%	8.5%		8.8%	9.1%

	Quarter Ended			Six Months Ended
(dollars in thousands)	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Net income	$42,420	$30,452	39.3%	$79,083	$65,084	21.5%
Plus:
Stock-based compensation	5,660	4,835	17.1%	10,557	8,473	24.6%
Depreciation and amortization	18,132	14,670	23.6%	36,195	29,481	22.8%
Amortization of financing costs	1,124	575	95.5%	2,252	1,152	95.5%
Earnout adjustments	406	139	192.1%	820	139	489.9%
Less:
Related tax effect	(9,965)	(7,957)	25.2%	(19,608)	(15,445)	27.0%
Adjusted net income	$57,777	$42,714	35.3%	$109,299	$88,884	23.0%

	Quarter Ended			Six Months Ended
(shares in thousands)	12/31/2016	12/31/2015	% Change	12/31/2016	12/31/2015	% Change
Diluted weighted average shares, as reported	25,069	24,786		24,998	24,754
Diluted earnings per share	$1.69	$1.23	37.7%	$3.16	$2.63	20.3%
Diluted adjusted earnings per share	$2.30	$1.72	33.7%	$4.37	$3.59	21.8%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
866-606-3471
ddragics@caci.com